UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 27, 2020 (January 22, 2020)
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GNC HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware (State or other jurisdiction of incorporation)	001-35113 (Commission File Number)	20-8536244 (IRS Employer Identification No.)

300 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 288-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	GNC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
(d)    On January 22, 2020, pursuant to terms of that certain Stockholders Agreement, originally entered into by GNC Holdings, Inc. (the “Company”) as of November 7, 2018 (the “Stockholders Agreement”), the Company’s Board of Directors (the “Board”), upon designation by Harbin Pharmaceutical Group Co., Ltd., a company incorporated in the People’s Republic of China (“Hayao”), and based on the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed each of Rachel Lau and Alan Wan to the Board, effective January 22, 2020. The Board had previously adopted resolutions to increase the size of the Board to eleven members, and Ms. Lau and Mr. Wan have been appointed to fill the two previously resulting vacancies. The terms and conditions of the Stockholders Agreement are described in our Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2018 and is incorporated herein by reference.
Since 2017, Ms. Lau has served as Co-Founder and Managing Partner of RHL Ventures, a leading South East Asia Venture Capital firm. Prior to her service at RHL Ventures, Ms. Lau served as Vice President/ Assistant Portfolio Manager at Heitman Investment Management, an affiliated investment manager of Old Mutual with US $38 billion in assets under management. Ms. Lau holds an Executive Education degree from The London School of Economic and Political Science, a Master of Law from the University of Sydney, and a Bachelor of Commerce degree from the Australian National University.
Since 2014, Mr. Wan has served as Founder and Chairman of the PINS Capital Group, which is comprised of private equity, trustee, family office, and credit lending services. Mr. Wan is also Founder and Chairman of the SPROUT Foundation, which focuses on assisting underprivileged children in Asia. Mr. Wan holds a Bachelor of Science and Masters of Science degree in Electrical and Computer Engineering from Carnegie Mellon University.
The Company also entered into an Indemnification Agreement and Confidentiality Agreement with each of Ms. Lau and Mr. Wan, in a form substantially similar to those entered into with existing members of the Board. The Indemnification Agreement provides for indemnification and advancement of litigation and other expenses to Ms. Lau and Mr. Wan to the fullest extent permitted by law for claims relating to their respective service to the Company or its subsidiaries. The Company’s form of indemnification agreement was filed with the SEC on October 29, 2015 as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q and is incorporated herein by reference.
The Board has determined that each of Ms. Lau and Mr. Wan meet the Designee Qualifications set forth in the Stockholders Agreement. Other than the foregoing, there is no arrangement or understanding between Ms. Lau, Mr. Wan and any other persons pursuant to which Ms. Lau and Mr. Wan were selected as a director, and other than the transactions contemplated by that certain Master Reorganization and Subscription Agreement, dated November 7, 2018, by and among the Company, Hayao and certain of their respective affiliates (the terms and conditions of which are described in the Company’s Current Report on Form 8-K as filed with the SEC on November 14, 2018, which is incorporated herein by reference), there are no related party transactions involving Ms. Lau or Mr. Wan that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GNC HOLDINGS, INC.

By:	/s/ Tricia K. Tolivar
Tricia K. Tolivar
Executive Vice President and Chief Financial Officer

Date: January 27, 2020